EXHIBIT 99.1

Brookline Bancorp Announces Third Quarter Results

Net Income of $18.7 million, EPS of $0.24

Announces $0.115 Dividend per Share

Resumes Stock Buyback Program

BOSTON, Oct. 28, 2020 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $18.7 million, or $0.24 per basic and diluted share, for the third quarter of 2020, compared to $19.6 million, or $0.25 per basic and diluted share, for the second quarter of 2020, and $22.6 million, or $0.28 per basic and diluted share, for the third quarter of 2019.

Paul Perrault, President and Chief Executive Officer of the Company noted, “As we look toward the close of 2020, we are thankful for the resilience of our employees in diligently meeting the needs of our customers throughout this unprecedented year. Today we are pleased to report another solid quarter of earnings and growth which are rooted in the strength of our core business areas. While we continue to monitor the situation with COVID-19, the business lines that are fundamental to our success continue to operate effectively during these challenging times."

BALANCE SHEET

Total assets at September 30, 2020 decreased $69.5 million to $9.0 billion from $9.1 billion at June 30, 2020, and increased $1.1 billion from $7.9 billion at September 30, 2019. At September 30, 2020, total loans and leases were $7.4 billion, representing a decrease of $11.3 million from June 30, 2020, and an increase of $749.5 million from September 30, 2019, primarily driven by loans originated under the Small Business Administration's Paycheck Protection Program ("PPP"). The Company has funded 2,922 PPP loans totaling $581.7 million as of August 8, 2020 when the program closed, of which $568.4 million remains outstanding, net of deferred fees and costs at September 30, 2020.

Total investment securities at September 30, 2020 decreased $72.1 million to $784.4 million, as compared to $856.5 million at June 30, 2020, and increased approximately $217.3 million from $567.1 million at September 30, 2019. Total cash and cash equivalents at September 30, 2020 increased $62.4 million to $317.3 million, as compared to $254.9 million at June 30, 2020, and increased $138.8 million from $178.5 million at September 30, 2019. As of September 30, 2020, total investment securities and total cash and cash equivalents represented 12.2 percent of total assets as compared to 12.3 percent and 9.5 percent as of June 30, 2020 and September 30, 2019, respectively.

Total deposits at September 30, 2020 increased $352.3 million to $6.8 billion from $6.4 billion at June 30, 2020 and increased $1.1 billion from $5.7 billion at September 30, 2019.

Total borrowed funds at September 30, 2020 decreased $401.6 million to $1.0 billion from $1.4 billion at June 30, 2020 and increased $18.6 million from $986.4 million at September 30, 2019.

The ratio of stockholders’ equity to total assets was 10.39 percent at September 30, 2020, as compared to 10.21 percent at June 30, 2020, and 11.83 percent at September 30, 2019. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 8.73 percent at September 30, 2020, as compared to 8.56 percent at June 30, 2020, and 9.94 percent at September 30, 2019. Tangible book value per share (non-GAAP) increased $0.10 from $9.67 at June 30, 2020 to $9.77 at September 30, 2020, compared to $9.63 at September 30, 2019.

On December 4, 2019, the Board of Directors approved a stock repurchase program authorizing management to repurchase up to $10.0 million of the Company’s common stock over a period of twelve months commencing on January 1, 2020 and ending on December 31, 2020. On March 9, 2020, the Board of Directors approved an increase in the repurchase amount of $10.0 million bringing the total authorized amount to $20.0 million. Subsequently, as previously disclosed, the Company suspended the stock repurchase program effective as of March 24, 2020. As of September 30, 2020, the Company has repurchased 848,319 shares at a weighted average price of $12.27. In 2019, 136,065 shares of the Company's common stock were repurchased by the Company.

NET INTEREST INCOME

Net interest income increased $1.6 million to $65.9 million during the third quarter of 2020 from $64.3 million at the quarter ended June 30, 2020. The net interest margin decreased 1 basis point to 3.08 percent for the three months ended September 30, 2020.

NON-INTEREST INCOME

Total non-interest income for the quarter ended September 30, 2020 decreased $1.3 million to $4.9 million from $6.2 million for the quarter ended June 30, 2020. The decrease was primarily driven by decreases of $0.9 million in loan level derivative income, net, $0.5 million in gain on investment securities, net and $0.5 million in other non-interest income, partially offset by increases of $0.3 million in deposit fees and $0.3 million in gain on sales of loans and leases.

PROVISION FOR CREDIT LOSSES

On January 1, 2020, the Company adopted ASU 2016-13 "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments", commonly referred to as CECL.

The Company recorded a provision for credit losses of $4.5 million for the quarter ended September 30, 2020, compared to $5.3 million for the quarter ended June 30, 2020.

Total net charge-offs for the third quarter of 2020 were $5.0 million compared to $1.4 million in the second quarter of 2020. The increase in net charge-offs in the quarter was driven by the charge-off of $4.3 million on a commercial taxi medallion relationship which had a $3.2 million specific reserve previously established. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 27 basis points for the third quarter of 2020 from 8 basis points for the second quarter of 2020.

While economic conditions and forecasts have generally improved from Q2, there remains significant uncertainty and volatility related to the COVID-19 pandemic and its impact on businesses and households as we enter the fall and winter seasons.

The allowance for loan and lease losses represented 1.62 percent of total loans and leases at September 30, 2020, compared to 1.61 percent at June 30, 2020, and 0.89 percent at September 30, 2019. Excluding PPP loans, the allowance for loan and lease losses represents 1.76 percent coverage at September 30, 2020 compared to 1.75 percent at June 30, 2020.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.51 percent at September 30, 2020, a decrease from 0.56 percent at June 30, 2020. Total nonaccrual loans and leases decreased $3.3 million to $38.0 million at September 30, 2020 from $41.3 million at June 30, 2020. The ratio of nonperforming assets to total assets was 0.44 percent at September 30, 2020, a decrease from 0.47 percent at June 30, 2020. Total nonperforming assets decreased $3.4 million to $39.4 million at September 30, 2020 from $42.8 million at June 30, 2020.

From March 1, 2020 through the earlier of December 31, 2020 or 60 days after the termination date of the national emergency declared by the President on March 13, 2020 concerning the COVID-19 outbreak (the “national emergency”), a financial institution may elect to suspend the requirements under accounting principles generally accepted in the U.S. for loan modifications related to the COVID-19 pandemic that would otherwise be categorized as a troubled debt restructured, including impairment accounting. This troubled debt restructuring relief applies for the term of the loan modification that occurs during the applicable period for a loan that was not more than 30 days past due as of December 31, 2019. Financial institutions are required to maintain records of the volume of loans involved in modifications to which troubled debt restructuring relief is applicable. As of September 30, 2020, approximately 77 percent of loans granted an initial loan payment deferral have returned to payment status and 910 credits totaling $280 million or 3.8 percent of total loans outstanding have been modified.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended September 30, 2020 increased $1.8 million to $40.9 million from $39.1 million for the quarter ended June 30, 2020. The increase was primarily driven by increases of $1.5 million in compensation and employee benefits expense due to lower deferred loan origination costs, $0.5 million in FDIC insurance expense and $0.1 million in equipment and data processing expense, partially offset by a decrease of $0.3 million in other expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 26.2 percent and 23.9 percent for the three and nine months ended September 30, 2020 compared to 24.9 percent for the three months ended June 30, 2020 and 24.9 percent and 24.4 percent for the three and nine months ended September 30, 2019.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to 0.83 percent during the third quarter 2020 from 0.88 percent for the second quarter of 2020.

The annualized return on average stockholders' equity decreased to 7.99 percent during the third quarter of 2020 from 8.45 percent for the second quarter of 2020. The annualized return on average tangible stockholders’ equity decreased to 9.70 percent for the third quarter of 2020 from 10.28 percent for the second quarter of 2020.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.115 per share for the quarter ended September 30, 2020. The dividend will be paid on November 27, 2020 to stockholders of record on November 13, 2020.

STOCK REPURCHASE

As previously disclosed, the Company suspended its stock repurchase program effective as of March 24, 2020 with $9.6 million remaining in the Board authorized program. On October 28, 2020, the Company’s Board of Directors approved resumption of the stock repurchase program to be completed by December 31, 2020.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, October 29, 2020 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://services.choruscall.com/links/brkl201029.html. To listen to the call without access to the slides, please dial 877-504-4120 (United States) or 412-902-6650 (international) and ask for the Brookline Bancorp, Inc. call. A recording of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 877-344-7529 (United States) or 412-317-0088 (internationally) and entering the passcode: 10148701.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $9.0 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com and www.bankri.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that do not describe historical or current facts are forward-looking statements, including statements regard the potential effects of COVID-19 on the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements made with regard to the potential effects of COVID-19 on the Company’s business, financial condition, credit quality, liquidity and results of operation may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These included, but are not limited to, the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company operates; changes in consumer behavior due to changing political business and economic conditions or legislative or regulatory initiatives; the possibility that future credit losses may be higher than currently expected; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and turbulence in capital and debt markets. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson Brookline Bancorp, Inc. Chief Financial Officer (617) 425-5331 ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$65,938	$64,288	$61,712	$63,931	$63,236
Provision for credit losses	4,528	5,347	54,114	3,602	871
Non-interest income	4,862	6,235	9,328	7,756	7,929
Non-interest expense	40,947	39,109	40,748	38,815	40,191
Income (loss) before provision for income taxes	25,325	26,067	(23,822)	29,270	30,103
Net income (loss) attributable to Brookline Bancorp, Inc.	18,679	19,571	(17,276)	22,183	22,596

Performance Ratios:
Net interest margin (1)	3.08%	3.09%	3.31%	3.43%	3.45%
Interest-rate spread (1)	2.85%	2.75%	2.91%	3.05%	3.06%
Return on average assets (annualized)	0.83%	0.88%	(0.87)%	1.13%	1.17%
Return on average tangible assets (annualized) (non-GAAP)	0.84%	0.90%	(0.89)%	1.15%	1.19%
Return on average stockholders' equity (annualized)	7.99%	8.45%	(7.30)%	9.42%	9.74%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	9.70%	10.28%	(8.84)%	11.42%	11.85%
Efficiency ratio (2)	57.83%	55.46%	57.36%	54.15%	56.48%

Per Common Share Data:
Net income (loss) — Basic	$0.24	$0.25	$(0.22)	$0.28	$0.28
Net income (loss) — Diluted	0.24	0.25	(0.22)	0.28	0.28
Cash dividends declared	0.115	0.115	0.115	0.115	0.115
Book value per share (end of period)	11.84	11.75	11.57	11.87	11.70
Tangible book value per share (end of period) (non-GAAP)	9.77	9.67	9.49	9.80	9.63
Stock price (end of period)	8.65	10.08	11.28	16.46	14.73

Balance Sheet:
Total assets	$9,000,192	$9,069,667	$8,461,591	$7,856,853	$7,878,436
Total loans and leases	7,396,358	7,407,697	6,822,527	6,737,816	6,646,821
Total deposits	6,792,523	6,440,233	5,889,938	5,830,072	5,729,339
Brookline Bancorp, Inc. stockholders’ equity	935,558	926,413	912,568	945,606	932,311

Asset Quality:
Nonperforming assets	$39,365	$42,754	$41,122	$22,092	$23,760
Nonperforming assets as a percentage of total assets	0.44%	0.47%	0.49%	0.28%	0.30%
Allowance for loan and lease losses	$119,971	$119,553	$113,181	$61,082	$59,135
Allowance for loan and lease losses as a percentage of total loans and leases	1.62%	1.61%	1.66%	0.91%	0.89%
Net loan and lease charge-offs	$4,963	$1,383	$2,234	$1,622	$366
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.27%	0.08%	0.13%	0.10%	0.02%

Capital Ratios:
Stockholders’ equity to total assets	10.39%	10.21%	10.78%	12.04%	11.83%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.73%	8.56%	9.02%	10.15%	9.94%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$33,818	$38,522	$86,996	$33,589	$93,841
Short-term investments	283,515	216,394	253,772	44,201	84,689
Total cash and cash equivalents	317,333	254,916	340,768	77,790	178,530
Investment securities available-for-sale	783,867	854,505	761,539	498,995	467,339
Investment securities held-to-maturity	-	-	-	86,780	95,163
Equity securities held-for-trading	525	1,992	2,558	3,581	4,581
Total investment securities	784,392	856,497	764,097	589,356	567,083
Loans and leases held-for-sale	-	-	-	-	-
Loans and leases:
Commercial real estate loans	3,835,372	3,837,703	3,762,158	3,669,222	3,589,451
Commercial loans and leases	2,354,613	2,361,463	1,826,866	1,838,748	1,850,388
Consumer loans	1,206,373	1,208,531	1,233,503	1,229,846	1,206,982
Total loans and leases	7,396,358	7,407,697	6,822,527	6,737,816	6,646,821
Allowance for loan and lease losses	(119,971)	(119,553)	(113,181)	(61,082)	(59,135)
Net loans and leases	7,276,387	7,288,144	6,709,346	6,676,734	6,587,686
Restricted equity securities	61,715	71,638	68,472	53,818	57,896
Premises and equipment, net of accumulated depreciation	72,441	73,127	73,786	74,350	75,229
Right-of-use asset operating leases	23,492	24,343	24,789	24,876	26,216
Deferred tax asset	42,269	42,683	38,141	25,017	25,204
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	3,464	3,775	4,087	4,423	4,843
Other real estate owned and repossessed assets	1,413	1,454	2,038	2,631	2,132
Other assets	256,859	292,663	275,640	167,431	193,190
Total assets	$9,000,192	$9,069,667	$8,461,591	$7,856,853	$7,878,436
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,550,267	$1,603,037	$1,175,329	$1,141,578	$1,106,684
NOW accounts	459,902	417,622	361,854	371,380	340,321
Savings accounts	716,630	657,758	653,026	613,467	604,481
Money market accounts	1,878,258	1,809,868	1,676,092	1,682,005	1,666,231
Certificate of deposit accounts	1,492,913	1,601,768	1,669,509	1,671,738	1,673,382
Brokered deposit accounts	694,553	350,180	354,128	349,904	338,240
Total deposits	6,792,523	6,440,233	5,889,938	5,830,072	5,729,339
Borrowed funds:
Advances from the FHLBB	841,169	1,267,570	1,137,431	758,469	854,481
Subordinated debentures and notes	83,707	83,668	83,630	83,591	83,551
Other borrowed funds	80,169	55,431	70,743	60,689	48,373
Total borrowed funds	1,005,045	1,406,669	1,291,804	902,749	986,405
Operating lease liabilities	23,492	24,343	24,789	24,876	26,216
Mortgagors’ escrow accounts	6,429	6,467	7,441	7,232	7,072
Reserve for unfunded credits	13,964	14,816	17,222	1,880	1,847
Accrued expenses and other liabilities	223,181	250,726	317,829	144,438	195,246
Total liabilities	8,064,634	8,143,254	7,549,023	6,911,247	6,946,125
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	736,294	738,155	737,422	736,601	735,928
Retained earnings, partially restricted	247,336	237,808	227,359	265,376	252,435
Accumulated other comprehensive income	18,782	19,538	16,947	2,283	2,775
Treasury stock, at cost;
5,629,854, 5,859,708, 5,862,811, 5,003,127, and 5,003,127 shares, respectively	(67,376)	(69,572)	(69,617)	(59,073)	(59,176)
Unallocated common stock held by the Employee Stock Ownership Plan;
58,227, 65,334, 72,441, 79,548, and 92,337 shares, respectively	(330)	(368)	(395)	(433)	(503)
Total stockholders' equity	935,558	926,413	912,568	945,606	932,311
Total liabilities and stockholders' equity	$9,000,192	$9,069,667	$8,461,591	$7,856,853	$7,878,436

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$76,240	$77,416	$79,559	$83,309	$83,566
Debt securities	3,746	3,701	2,976	2,910	2,977
Marketable and restricted equity securities	672	908	778	813	876
Short-term investments	46	99	209	418	487
Total interest and dividend income	80,704	82,124	83,522	87,450	87,906
Interest expense:
Deposits	10,583	12,778	16,240	17,655	18,300
Borrowed funds	4,183	5,058	5,570	5,864	6,370
Total interest expense	14,766	17,836	21,810	23,519	24,670
Net interest income	65,938	64,288	61,712	63,931	63,236
Provision for credit losses	4,528	5,347	54,114	3,602	871
Net interest income after provision for credit losses	61,410	58,941	7,598	60,329	62,365
Non-interest income:
Deposit fees	2,305	1,929	2,458	2,710	2,710
Loan fees	397	513	550	567	719
Loan level derivative income, net	527	1,440	2,156	2,494	2,251
Gain (loss) on investment securities, net	54	586	1,330	133	(116)
Gain on sales of loans and leases held-for-sale	632	299	120	309	550
Other	947	1,468	2,714	1,543	1,815
Total non-interest income	4,862	6,235	9,328	7,756	7,929
Non-interest expense:
Compensation and employee benefits	26,092	24,619	25,219	23,987	24,871
Occupancy	3,802	3,825	3,953	4,102	3,895
Equipment and data processing	4,293	4,155	4,703	4,601	4,749
Professional services	1,112	1,056	1,651	1,120	1,083
FDIC insurance	1,363	858	378	53	54
Advertising and marketing	1,024	1,017	1,075	828	1,035
Amortization of identified intangible assets	312	311	336	420	421
Merger and restructuring expense	-	-	-	-	1,125
Other	2,949	3,268	3,433	3,704	2,958
Total non-interest expense	40,947	39,109	40,748	38,815	40,191
Income (loss) before provision for income taxes	25,325	26,067	(23,822)	29,270	30,103
Provision (benefit) for income taxes	6,646	6,496	(6,546)	7,087	7,507
Net income (loss) attributable to Brookline Bancorp, Inc.	$18,679	$19,571	$(17,276)	$22,183	$22,596
Earnings per common share:
Basic	$0.24	$0.25	$(0.22)	$0.28	$0.28
Diluted	$0.24	$0.25	$(0.22)	$0.28	$0.28
Weighted average common shares outstanding during the period:
Basic	78,948,139	78,849,282	79,481,462	79,682,724	79,700,403
Diluted	79,055,901	79,015,274	79,665,774	79,845,447	79,883,510
Dividends paid per common share	$0.115	$0.115	$0.115	$0.115	$0.110

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$233,215	$247,036
Debt securities	10,423	9,371
Marketable and restricted equity securities	2,358	2,664
Short-term investments	354	1,105
Total interest and dividend income	246,350	260,176
Interest expense:
Deposits	39,601	51,960
Borrowed funds	14,811	18,847
Total interest expense	54,412	70,807
Net interest income	191,938	189,369
Provision for credit losses	63,989	5,981
Net interest income after provision for credit losses	127,949	183,388
Non-interest income:
Deposit Fees	6,692	7,913
Loan Fees	1,460	1,530
Loan level derivative income, net	4,123	5,768
Gain on investment securities, net	1,970	375
Gain on sales of loans and leases held-for-sale	1,051	1,400
Other	5,129	5,051
Total non-interest income	20,425	22,037
Non-interest expense:
Compensation and employee benefits	75,931	72,567
Occupancy	11,580	11,594
Equipment and data processing	13,152	14,051
Professional services	3,819	3,246
FDIC insurance	2,599	1,392
Advertising and marketing	3,116	3,216
Amortization of identified intangible assets	959	1,243
Merger and restructuring expense	-	1,125
Other	9,650	10,232
Total non-interest expense	120,806	118,666
Income before provision for income taxes	27,568	86,759
Provision for income taxes	6,596	21,182
Net income before noncontrolling interest in subsidiary	20,972	65,577
Less net income attributable to noncontrolling interest in subsidiary	-	43
Net income attributable to Brookline Bancorp, Inc.	$20,972	$65,534
Earnings per common share:
Basic	$0.27	$0.82
Diluted	$0.27	$0.82
Weighted average common shares outstanding during the period:
Basic	79,092,424	79,676,456
Diluted	79,245,113	79,867,683
Dividends paid per common share	$0.345	$0.325

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$10,841	$10,139	$10,937	$2,845	$2,910
Multi-family mortgage	-	-	85	84	87
Total commercial real estate loans	10,841	10,139	11,022	2,929	2,997

Commercial	7,751	12,427	12,991	4,909	3,139
Equipment financing	13,372	13,100	10,356	9,822	12,817
Condominium association	117	190	203	151	163
Total commercial loans and leases	21,240	25,717	23,550	14,882	16,119

Residential mortgage	4,634	4,157	3,446	753	1,605
Home equity	1,235	1,278	1,059	896	904
Other consumer	2	9	7	1	3
Total consumer loans	5,871	5,444	4,512	1,650	2,512

Total nonaccrual loans and leases	37,952	41,300	39,084	19,461	21,628

Other real estate owned	-	-	-	-	201
Other repossessed assets	1,413	1,454	2,038	2,631	1,931
Total nonperforming assets	$39,365	$42,754	$41,122	$22,092	$23,760

Loans and leases past due greater than 90 days and still accruing	$1,180	$1,974	$1,045	$10,109	$11,885

Troubled debt restructurings on accrual	11,309	10,172	16,480	17,076	22,233
Troubled debt restructurings on nonaccrual	5,742	5,972	5,819	6,104	5,763
Total troubled debt restructurings	$17,051	$16,144	$22,299	$23,180	$27,996

Nonperforming loans and leases as a percentage of total loans and leases	0.51%	0.56%	0.57%	0.29%	0.33%
Nonperforming assets as a percentage of total assets	0.44%	0.47%	0.49%	0.28%	0.30%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$119,553	$113,181	$61,082	$59,135	$58,635
CECL adjustment to retained earnings	-	-	6,632	-	-
Charge-offs	(5,511)	(1,803)	(2,539)	(1,894)	(1,190)
Recoveries	548	420	305	272	824
Net charge-offs	(4,963)	(1,383)	(2,234)	(1,622)	(366)
Provision for loan and lease losses excluding unfunded commitments *	5,381	7,755	47,701	3,569	866
Allowance for loan and lease losses at end of period	$119,971	$119,553	$113,181	$61,082	$59,135

Allowance for loan and lease losses as a percentage of total loans and leases	1.62%	1.61%	1.66%	0.91%	0.89%

NET CHARGE-OFFS:
Commercial real estate loans	$70	$(94)	$-	$-	$-
Commercial loans and leases	4,917	1,498	2,280	1,589	403
Consumer loans	(24)	(21)	(46)	33	(37)
Total net charge-offs	$4,963	$1,383	$2,234	$1,622	$366

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.27%	0.08%	0.13%	0.10%	0.02%

*provision for loan and lease losses does not include (credit) provision of $(0.9) million, $2.4 million and $6.4 million for credit losses on unfunded commitments during the three months ended September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$851,608	$3,746	1.76%	$773,523	$3,719	1.92%	$573,389	$3,027	2.11%
Marketable and restricted equity securities (2)	66,154	670	4.06%	71,058	915	5.15%	59,638	885	5.94%
Short-term investments	192,446	46	0.10%	245,577	99	0.16%	70,707	487	2.76%
Total investments	1,110,208	4,462	1.61%	1,090,158	4,733	1.74%	703,734	4,399	2.50%
Loans and Leases:
Commercial real estate loans (3)	3,831,826	35,615	3.64%	3,761,667	36,829	3.87%	3,539,485	41,724	4.61%
Commercial loans (3)	1,281,202	10,677	3.27%	1,234,537	10,450	3.35%	838,092	10,291	4.81%
Equipment financing (3)	1,089,058	19,018	6.99%	1,069,192	18,973	7.10%	1,019,179	18,519	7.27%
Residential mortgage loans (3)	814,559	7,860	3.86%	814,431	8,068	3.96%	776,482	8,215	4.23%
Other consumer loans (3)	395,990	3,127	3.13%	411,326	3,153	3.07%	415,082	4,917	4.69%
Total loans and leases	7,412,635	76,297	4.12%	7,291,153	77,473	4.25%	6,588,320	83,666	5.08%
Total interest-earning assets	8,522,843	80,759	3.79%	8,381,311	82,206	3.92%	7,292,054	88,065	4.83%
Non-interest-earning assets	495,829			488,229			454,438
Total assets	$9,018,672			$8,869,540			$7,746,492

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$427,009	128	0.12%	$395,158	114	0.12%	$335,091	129	0.15%
Savings accounts	688,223	258	0.15%	663,782	357	0.22%	600,609	820	0.54%
Money market accounts	1,855,803	1,658	0.36%	1,784,343	2,074	0.47%	1,683,548	5,413	1.28%
Certificates of deposit	1,536,969	7,022	1.82%	1,637,486	8,364	2.05%	1,658,650	9,691	2.32%
Brokered deposit accounts	562,112	1,517	1.07%	381,709	1,869	1.97%	342,291	2,247	2.60%
Total interest-bearing deposits	5,070,116	10,583	0.83%	4,862,478	12,778	1.06%	4,620,189	18,300	1.57%
Borrowings
Advances from the FHLBB	944,865	2,876	1.19%	1,102,079	3,751	1.35%	759,738	4,859	2.50%
Subordinated debentures and notes	83,687	1,246	5.96%	83,647	1,263	6.04%	83,530	1,300	6.22%
Other borrowed funds	118,969	61	0.21%	70,795	44	0.25%	79,620	211	1.05%
Total borrowings	1,147,521	4,183	1.43%	1,256,521	5,058	1.59%	922,888	6,370	2.70%
Total interest-bearing liabilities	6,217,637	14,766	0.94%	6,118,999	17,836	1.17%	5,543,077	24,670	1.77%
Non-interest-bearing liabilities:
Demand checking accounts	1,569,411			1,512,089			1,096,788
Other non-interest-bearing liabilities	296,992			312,213			178,564
Total liabilities	8,084,040			7,943,301			6,818,429
Stockholders’ equity	934,632			926,239			928,063
Total liabilities and equity	$9,018,672			$8,869,540			$7,746,492
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		65,993	2.85%		64,370	2.75%		63,395	3.06%
Less adjustment of tax-exempt income		55			82			159
Net interest income		$65,938			$64,288			$63,236
Net interest margin (5)			3.08%			3.09%			3.45%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$744,065	$10,489	1.88%	$591,535	$9,526	2.15%
Marketable and restricted equity securities (2)	65,367	2,371	4.84%	59,747	2,693	6.01%
Short-term investments	174,177	354	0.27%	49,833	1,105	2.96%
Total investments	983,609	13,214	1.79%	701,115	13,324	2.53%
Loans and Leases:
Commercial real estate loans (3)	3,763,750	112,912	3.94%	3,454,996	123,106	4.70%
Commercial loans (3)	1,100,346	29,455	3.52%	814,392	29,773	4.82%
Equipment financing (3)	1,070,433	56,937	7.09%	1,004,363	54,795	7.27%
Residential mortgage loans (3)	813,196	23,862	3.91%	776,440	24,524	4.21%
Other consumer loans (3)	408,332	10,235	3.33%	413,645	15,155	4.89%
Total loans and leases	7,156,057	233,401	4.35%	6,463,836	247,353	5.10%
Total interest-earning assets	8,139,666	246,615	4.04%	7,164,951	260,677	4.85%
Non-interest-earning assets	479,809			420,287
Total assets	$8,619,475			$7,585,238

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$394,057	358	0.12%	$337,671	321	0.13%
Savings accounts	659,754	1,258	0.25%	609,284	2,154	0.47%
Money market accounts	1,773,234	7,973	0.60%	1,681,594	16,259	1.29%
Certificates of deposit	1,618,818	24,637	2.03%	1,587,646	26,601	2.24%
Brokered deposit accounts	434,409	5,375	1.65%	344,979	6,625	2.57%
Total interest-bearing deposits	4,880,272	39,601	1.08%	4,561,174	51,960	1.52%
Borrowings
Advances from the FHLBB	939,821	10,724	1.50%	758,992	14,294	2.48%
Subordinated debentures and notes	83,648	3,793	6.05%	83,491	3,913	6.25%
Other borrowed funds	93,698	294	0.42%	84,477	640	1.01%
Total borrowings	1,117,167	14,811	1.74%	926,960	18,847	2.68%
Total interest-bearing liabilities	5,997,439	54,412	1.21%	5,488,134	70,807	1.72%
Non-interest-bearing liabilities:
Demand checking accounts	1,405,871			1,046,683
Other non-interest-bearing liabilities	280,499			141,305
Total liabilities	7,683,809			6,676,122
Brookline Bancorp, Inc. stockholders’ equity	935,666			908,994
Noncontrolling interest in subsidiary	-			122
Total liabilities and equity	$8,619,475			$7,585,238
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		192,203	2.83%		189,870	3.13%
Less adjustment of tax-exempt income		265			501
Net interest income		$191,938			$189,369
Net interest margin (5)			3.15%			3.54%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$18,679	$22,596	$20,972	$65,534
Less:
Security gains (losses) (after-tax)		40	(87)	1,499	284
Add:
Merger and restructuring-related expenses (after-tax)		-	845	-	851
Operating earnings		$18,639	$23,528	$19,473	$66,101

Operating earnings per common share:
Basic		$0.24	$0.30	$0.25	$0.83
Diluted		0.24	0.29	0.25	0.83

Weighted average common shares outstanding during the period:
Basic		78,948,139	79,700,403	79,092,424	79,676,456
Diluted		79,055,901	79,883,510	79,245,113	79,867,683

Return on average assets *		0.83%	1.17%	0.32%	1.15%
Less:
Security gains (losses) (after-tax) *		-%	-%	0.02%	-%
Add:
Merger and restructuring-related expenses (after-tax) *		-%	0.04%	-%	0.01%
Operating return on average assets *		0.83%	1.21%	0.30%	1.16%

Return on average tangible assets *		0.84%	1.19%	0.33%	1.18%
Less:
Security gains (losses) (after-tax) *		-%	-%	0.02%	0.01%
Add:
Merger and restructuring-related expenses (after-tax) *		-%	0.05%	-%	0.02%
Operating return on average tangible assets *		0.84%	1.24%	0.31%	1.19%

Return on average stockholders' equity *		7.99%	9.74%	2.99%	9.61%
Less:
Security gains (losses) (after-tax) *		0.01%	(0.04)%	0.22%	0.04%
Add:
Merger and restructuring-related expenses (after-tax) *		-%	0.36%	-%	0.13%
Operating return on average stockholders' equity *		7.98%	10.14%	2.77%	9.70%

Return on average tangible stockholders' equity *		9.70%	11.85%	3.63%	11.76%
Less:
Security gains (losses) (after-tax) *		0.02%	(0.05)%	0.26%	0.05%
Add:
Merger and restructuring-related expenses (after-tax) *		-%	0.44%	-%	0.15%
Operating return on average tangible stockholders' equity *		9.68%	12.34%	3.37%	11.86%

* Ratios at and for the three and nine months ended are annualized.

	At and for the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Dollars in Thousands)

Net income (loss), as reported	$18,679	$19,571	$(17,276)	$22,183	$22,596

Average total assets	$9,018,672	$8,869,540	$7,965,826	$7,860,593	$7,746,492
Less: Average goodwill and average identified intangible assets, net	164,072	164,385	164,701	165,071	165,493
Average tangible assets	$8,854,600	$8,705,155	$7,801,125	$7,695,522	$7,580,999

Return on average tangible assets (annualized)	0.84%	0.90%	(0.89)%	1.15%	1.19%

Average total stockholders’ equity	$934,632	$926,239	$946,138	$941,891	$928,063
Less: Average goodwill and average identified intangible assets, net	164,072	164,385	164,701	165,071	165,493
Average tangible stockholders’ equity	$770,560	$761,854	$781,437	$776,820	$762,570

Return on average tangible stockholders’ equity (annualized)	9.70%	10.28%	(8.84)%	11.42%	11.85%

Brookline Bancorp, Inc. stockholders’ equity	$935,558	$926,413	$912,568	$945,606	$932,311
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	3,464	3,775	4,087	4,423	4,843
Tangible stockholders' equity	$771,667	$762,211	$748,054	$780,756	$767,041

Total assets	$9,000,192	$9,069,667	$8,461,591	$7,856,853	$7,878,436
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	3,464	3,775	4,087	4,423	4,843
Tangible assets	$8,836,301	$8,905,465	$8,297,077	$7,692,003	$7,713,166

Tangible stockholders’ equity to tangible assets	8.73%	8.56%	9.02%	10.15%	9.94%

Tangible stockholders' equity	$771,667	$762,211	$748,054	$780,756	$767,041

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	5,629,854	5,859,708	5,862,811	5,003,127	5,003,127
Unallocated ESOP shares	58,227	65,334	72,441	79,548	92,337
Unvested restricted shares	487,318	398,188	395,085	406,450	407,784
Number of common shares outstanding	79,001,773	78,853,942	78,846,835	79,688,047	79,673,924

Tangible book value per common share	$9.77	$9.67	$9.49	$9.80	$9.63

Allowance for loan and lease losses	$119,971	$119,553	$113,181	$61,082	$59,135

Total loans and leases	$7,396,358	$7,407,697	$6,822,527	$6,737,816	$6,646,821
Less:
Total PPP loans	568,383	565,768	-	-	-
Total loans and leases excluding PPP loans	$6,827,975	$6,841,929	$6,822,527	$6,737,816	$6,646,821

Allowance for loan and lease losses as a percentage of total loans and leases less PPP loans	1.76%	1.75%	1.66%	0.91%	0.89%

PDF available: http://ml.globenewswire.com/Resource/Download/cec3855d-edf6-4322-8fe8-04fde8fa0b4f